SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 8, 2007
Date of Report
(Date of Earliest Event Reported)

NCOAT, INC.

(FORMERLY TYLERSTONE VENTURES CORPORATION)
(Exact name of Registrant as Specified in its Charter)

7237 Pace Drive
Whitsett, NC 27377
(Address of Principal Executive Offices)

Tel: 336 447-2000
(Registrant's Telephone Number)

Tylerstone Ventures Corporation
1136 Martin Street, White Rock,
British Columbia, Canada, V4B 3V9
(Former Name and Address)

Delaware	333-121660	98-0375406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2007, nCoat Inc. (formerly Tylerstone Ventures Corporation)(the "Company") entered into Share Exchange Agreement (the "Agreement") with nCoat Automotive Group, Inc. (formerly nCoat, Inc.) (the “Target”) and certain stockholders of the Target, both for themselves and as attorneys in fact for other shareholders, (“Accepting Shareholders”) pursuant to which all of the stockholders of the Target agreed to transfer all of the outstanding shares of the capital stock of the Target held by the shareholders, in exchange for a number of newly issued shares of the Company’s Common Stock, that will in the aggregate constitute at least 57.75 % of the issued and outstanding stock of the Company on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement (the "Closing”).

The Closing is subject to several conditions, including the following:

1)  No material adverse change shall have occurred with respect to Target or the Company;

2)  Target shall have delivered audited financial statements for the calendar years ended December 31 2005 and 2004 and the auditor’s review of the financial statements from January 1, 2006 to October 31, 2006 and unaudited financial statements for the interim period;

3)  That Company shall cause to be cancelled or surrendered at closing 750,000 pre-split shares of its present outstanding stock.

4)  The parties to the Share Exchange Agreement shall have agreed upon the number of shares of the Company's common stock to be issued to the Stockholders in exchange for the Target shares held by all of the stockholders; and

5)  Target shall have provided the Company with reasonable assurances that the Company will be able to comply with its obligation to file a current report on Form 8-K within four business days following the Closing containing the requisite audited financial statements of Target and the other disclosure regarding Target required by Form 8-K.

The Company is also required under the Share Exchange Agreement to secure debt or equity or other financing of between $7,500,000 and $12,500,000, in the form of debentures which are convertible into common stock of the Company, of which at least $7,500,000 is to have closed on or before the later of April 30, 2007 or thirty active market trading days of the Company after Closing.

In addition to customary termination provisions, either party can terminate the agreement if the Closing does not occur on or before February 15, 2007, by reason of the failure of any condition precedent as long as the failure does not result primarily from that party itself breaching a representation, warranty or covenant contained in the Share Exchange Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1  Share Exchange Agreement, dated February 3, 2007, among Tylerstone Ventures Corporation, nCoat, Inc. and the Accepting Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

.

nCoat, Inc..

By:	/s/ Paul S Clayson
Name:	Paul S Clayson
Title:	Chief Executive Officer
Dated: February 9, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Share Exchange Agreement, dated February 3, 2007, among Tylerstone Ventures Corporation, nCoat, Inc., and the Accepting Stockholders.